EXHIBIT 99.6

LETTER OF TRANSMITTAL

To Accompany Certificates Representing Shares of Common Stock of Summit Properties Inc.

BOX A: DESCRIPTION OF SHARES SURRENDERED (Please fill in. Attach separate sheet if needed.)

Name(s) and Address of Registered Holder(s)
If there is any error in the name or address shown below, please make the necessary corrections.	Certificate No.(s)	Number of Shares

TOTAL SHARES
F

PLEASE READ AND FOLLOW THE ACCOMPANYING INSTRUCTIONS

YOU MUST COMPLETE THE BOX BELOW

BOX B: REQUIRED SIGNATURE(S) OF REGISTERED HOLDER(S) OR AGENT

The undersigned represents that I (we) have full authority to surrender the certificate(s) of Summit common stock for exchange and requests that Camden Property Trust common shares be issued to the name and address in Box A unless instructions are given on the reverse hereof. Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instruction No. 2 on the reverse.

Registered Holder	Registered Holder

Title, if any	Title, if any

Date: Phone No.: Date: Phone No.:

YOU MUST COMPLETE THE BOX BELOW

BOX C: SUBSTITUTE FORM W-9

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	Part I - PLEASE PROVIDE YOUR TIN IN THE SPACE AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security No. or Employer Identification No. (if awaiting TIN write “Applied for” and check the box in Part III) __________________

Payer’s Request for Taxpayer Identification Number (TIN)	Part II - For Payees exempt from backup withholding, see the enclosed Guidelines For Certification of Taxpayers Identification Number on Substitute Form W-9 and complete as instructed therein.	Part III Awaiting TIN : ☐

Certification: Under penalties of perjury, I certify that: (1) The number shown on this form is my correct taxpayer identification number, and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions - You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).

See Instruction No. 3 on the reverse. Also see instructions in the enclosed Guidelines.

PLEASE SIGN HERE F	Signature Date

BOX D:	METHOD OF DELIVERY

Mail or deliver this Letter of Transmittal, or a facsimile thereof, together with the certificate(s) representing your shares, to the Exchange Agent at one of the addresses listed below:

BY MAIL, HAND OR OVERNIGHT DELIVERY:	BY FACSIMILE TRANSMISSION:	FOR CONFIRMATION ONLY TELEPHONE:

American Stock Transfer & Trust Company	For Eligible Institutions Only:	(800) 937-5449
59 Maiden Lane	(718) 234-5001	(718) 921-8200
New York, NY 10038

TELEPHONE ASSISTANCE: Toll free: (877) 248-6417 toll free or (718) 921-8317

Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction No. 4 on the reverse.

If your Certificate(s) have been lost, stolen, misplaced or mutilated, contact:

Wachovia Bank, N.A.
Equity Services Group NC 1153
1525 West W.T. Harris Blvd., 3C3
Charlotte, NC 28262-8522
Toll-Free Number: (800) 829-8432

BOX E:	SIGNATURE(S) GUARANTEED (IF APPLICABLE)
See Instruction No. 5 below.

Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a member of a “Signature Guarantee Program” (“STAMP”), Stock Exchange Medallion Program (“SEMP”) or New York Stock Exchange Medallion Signature Program (“MSP”) (an “Eligible Institution”), the signature(s) in Box B must be guaranteed by an Eligible Institution.

Name of Firm

Address of Firm — Please Print

Authorized Signature

BOX F:	SPECIAL ISSUANCE INSTRUCTIONS (IF APPLICABLE)
See Instruction No. 6 below.

Complete ONLY if the share certificate(s) for Camden common shares are to be issued in a name which differs from the name on the surrendered certificate(s). Issue to:

Name:

Address:

BOX G:	SPECIAL DELIVERY INSTRUCTIONS (IF APPLICABLE)
See Instruction No. 7 below.

Complete ONLY if the share certificate(s) for Camden common shares are to be mailed to some address other than the address reflected in Box A. Mail to:

Name:

Address:

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

     1. BOX A: If there is any error in the name or address of the Registered Holder in Box A, please correct. Please provide the stock certificate numbers and corresponding number of shares and the total number of shares.

     2. BOX B: Complete and sign Box B. If your stock certificate(s) is to be issued in the same name as appears in Box A, sign in Box B exactly as the surrendered certificate is registered. If the shares of Summit common stock surrendered hereby are owned by two or more joint owners, all owners must complete the Letter of Transmittal and sign in Box B exactly as the surrendered certificate is registered. If any shares of Summit common stock are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrants. Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer’s authority to act.

     3. BOX C: (Substitute Form W-9) Under the Federal Income Tax Law, a non-exempt stockholder is required to provide the Exchange Agent with such stockholder’s correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9 below. If the certificate(s) is in more than one name or is not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering stockholder to federal income tax withholding on the payment of any cash. The surrendering stockholder must check the box in Part III if a TIN has not been issued and the stockholder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold on all payments to such surrendering stockholders of any cash consideration due for their former shares of Summit common stock. Please review the enclosed Guidelines for Certification of Taxpayers Identification Number on Substitute Form W-9 for additional details on what Taxpayer Identification Number to give the Exchange Agent. Be sure to sign in Box C as indicated.

     4. BOX D: Your old certificate(s), the Letter of Transmittal and any required endorsements and/or evidence of authority must be sent or delivered to the Exchange Agent at one of the addresses in Box D. Do not send them to Camden. The method of delivery to the Exchange Agent is at the option and risk of the surrendering stockholder. Delivery will be deemed effective only when received. If the certificate(s) is sent by mail, registered mail with return receipt requested and properly insured, is suggested. A return envelope is enclosed.

     5. BOX E: If applicable, signatures on this Letter of Transmittal must be guaranteed in Box E by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each an “Eligible Institution”). If: (i) Box F is completed, (ii) the surrendered certificates are registered in the name of a person other than the signer of this Letter of Transmittal, (iii) issuance is to be made to a person other than the signer of this Letter of Transmittal, or (iv) the issuance is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in each case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the Certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein. Signature guarantees are not required if the Certificate(s) surrendered herewith are submitted by the registered owner of shares of Summit common stock who has not completed the section entitled “Special Issuance Instructions” in Box F or are for the account of an Eligible Institution.

     6. BOX F: Complete ONLY if the share certificate for Camden common shares is to be issued in a name that is different from the name on the surrendered stock certificate(s). If Box F “Special Issuance Instructions” is completed, then also complete Box E.

     7. BOX G: Complete ONLY if the share certificate for Camden common shares is to be sent to a different name and/or address than that of the person(s) signing this Letter of Transmittal.